Exhibit 10.10

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is entered into and effective as of this 24th day of May, 2012 (the “Effective Date”), by and between AGILE THERAPEUTICS, INC., a Delaware corporation (the “Company”), and SMARTPHARMA LLC, a New Jersey limited liability company (the “Consultant”).

Background

On or around October 16, 2009, the parties hereto entered into a certain Consulting Agreement pursuant to which the Consultant did, and continues to, perform certain services for certain remuneration all as described in greater detail therein (the “Original Agreement”).  The parties have determined it to be in their respective best interests, and therefore now desire, to amend the Original Agreement by replacing the Original Agreement in its entirety and restating the terms thereof, as set forth in more detail as described herein.  Accordingly, the parties wish to enter into this Agreement to set forth the basis on which the Consultant will perform consulting services for the Company and with respect to certain other matters in connection with such engagement, all as set forth more fully in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

1.                                      Background.  The Background provision set forth above together with the defined term therein, are incorporated herein by reference.

2.                                      Restatement.  This Agreement hereby replaces the Original Agreement in its entirety.  By execution of this Agreement, each of the Company and the Consultant hereby adopts and ratifies this Agreement, which shall govern the rights and obligations of the parties hereto.

3.                                      Engagement.  The Company hereby engages the Consultant as a consultant to the Company, and the Consultant hereby accepts such engagement, on the terms and conditions set forth in this Agreement.

4.                                      Duties.

(a)                                 The Consultant.  As a consultant to the Company, the Consultant agrees to perform the services described on Exhibit A attached hereto (the “Services”).  The Consultant shall report to the Chief Executive Officer of the Company.

(b)                                 The Company.  The Company shall, if applicable, provide the Consultant with reasonable access (whether physical or electronic) to the location or systems where the Consultant is to provide the Services.  The Company shall also provide the Consultant with any of the Company’s materials and such other information that may be reasonably necessary for the Consultant to perform the Services.

5.                                      Term.  Subject to Section 12 hereof, the term of the Consultant’s engagement hereunder shall commence on the Effective Date and shall continue in effect until terminated by either party upon ninety (90) days prior written notice to the other party.  Termination of this Agreement shall not affect any payment obligations that may arise prior to the date of such termination.  Prior to termination of this Agreement or within ten (10) days thereafter, each of the parties shall return to the other all information and other property owned by or belonging to such other party, including any and all Confidential Information.

6.                                      Termination.  Each party has the right to immediately terminate this Agreement if the other party (i) breaches any material provision of this Agreement, (ii) commits any act of fraud, misappropriation or personal dishonesty intended to result in the substantial personal enrichment of the other, (iii) violates any of the confidentiality provisions of Section 8, or (iv) becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of the receiver for its business or assets, or becomes subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, dissolved or liquidated, voluntarily or otherwise.  Upon the occurrence of any of the above events, the party undergoing such event shall immediately provide notice of the occurrence of such event to the other party.  Notwithstanding anything to the contrary set forth in this Agreement, the Company may also terminate this Agreement with immediate effect if Katie MacFarlane becomes unavailable to provide Services for at least 80 hours per month, unless the Company agrees in writing to accept the services of another strategic marketing professional in lieu thereof.

7.                                      Compensation.

(a)                                 Consulting Fees.  In consideration of the Services, the Company shall pay the Consultant those consulting fees set forth on Exhibit A attached hereto.  The parties acknowledge and agree that the amount of hours that the Consultant will provide Services is not easily determined, and that the Consultant may perform additional hours of work or that the scope of its engagement may be increased, neither of which is contemplated herein.  Accordingly, the parties agree to cooperate in good faith and from time-to-time meet to discuss whether the scope of the engagement has increased or whether the amount of hours being worked by the Consultant has increased, in either case to mutually agree whether an equitable increase to the compensation paid hereunder.

(b)                                 Reimbursement of Expenses.  The Consultant shall be reimbursed for out-of-pocket expenses reasonably incurred by the Consultant in performing the Services; provided, however, such expenses shall be pre-approved by the Company, documented and submitted in accordance with the reimbursement policies of the Company in effect from time-to-time.

(c)                                  Entire Compensation.  Notwithstanding anything to the contrary set forth herein, the compensation provided for in this Section 7 shall constitute full payment for the Services.

8.                                      Non-Disclosure.  Each party (the “Disclosing Party”) acknowledges and agrees that, during the term of this Agreement, the other party (the “Receiving Party”) and its

Representatives (as hereinafter defined) will obtain knowledge of the Disclosing Party’s business plans, products, processes, software, know-how, trade secrets, formulas, methods, models, prototypes, discoveries, inventions, materials and reagents, improvements, disclosures, customers, prices, contractor and supplier lists, names and positions of employees and/or other information reasonably considered by the Disclosing Party to be proprietary and/or confidential (collectively, the “Confidential Information”).  The Receiving Party agrees to keep the Confidential Information secret and confidential and not to publish, disclose or divulge any Confidential Information to any other person, or use any Confidential Information for the Receiving Party’s own benefit or to the detriment of the Disclosing Party, or for any purpose other than in connection with the performance of this Agreement, without the prior written consent of the Disclosing Party, whether or not such Confidential Information was discovered or developed by the Receiving Party or any of its Representatives.  The Receiving Party also agrees not to divulge, publish or use any proprietary and/or confidential information of others that the Disclosing Party is obligated to maintain in confidence. Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information to its employees, principals, subcontractors, and agents who perform services on behalf of the Disclosing Party in accordance with this Agreement (collectively, the “Representatives”) and who have a need to know such Confidential Information; provided, however, that each such Representative is (a) advised of the existence of this Agreement and the Receiving Party’s obligations hereunder, (b) legally obligated to maintain the confidentiality of such Confidential Information in accordance with the terms of this Agreement, and (c) under at least the same restrictions with respect to the use of the Confidential Information as set forth herein.

9.                                      Inventions and Discoveries.

(a)                                 Disclosure.  The Consultant shall promptly and fully disclose to the Company, with all necessary detail, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, formulae, processes and methods (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written by the Consultant or any of its Representatives (whether or not at the request or upon the suggestion of the Company), solely or jointly with others, during the period of time that the Consultant is engaged to perform Services that (i) relate to the development of a transdermal contraceptive patch or related business activities of the Company or (ii) are otherwise made through the use of the Company’s time, facilities, information or materials (collectively, the “Inventions”).

(b)                                 Assignment and Transfer.  The Consultant hereby assigns and transfers, and agrees to cause each of its Representatives to assign and transfer, to the Company all of the Consultant’s and such Representative’s right, title and interest in and to each of the Inventions, and the Consultant further agrees that it shall, and shall cause its Representatives to, deliver to the Company any and all drawings, notes, specifications and data relating to each of the Inventions, and to sign, acknowledge and deliver all such further papers, including applications for and assignments of copyrights and patents, and all renewals thereof, as may be necessary to obtain copyrights and patents for any and all of the Inventions in any and all jurisdictions and to vest title thereto in the Company and its successors and assigns and to otherwise protect the Company’s interests therein.

(c)                                  Power of Attorney.  If the Company is unable, after reasonable effort, to secure the signature of the Consultant on any application for patent, copyright, trademark or other analogous registration or other documents regarding any legal protection relating to an Invention, for any reason whatsoever, the Consultant hereby irrevocably designates and appoints each of the President and each Vice President of the Company as the Consultant’s agent and attorney-in-fact, to act for and in the Consultant’s behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright, trademark or other registrations or any other legal protection thereon with respect to an Invention with the same legal force and effect as if executed by the Consultant.

(d)                                 Company Documentation.  The Consultant shall, and shall cause its Representatives to, hold in a fiduciary capacity for the benefit of the Company all documentation, programs, data, records, research materials, drawings, manuals, disks, reports, sketches, blueprints, letters, notes, notebooks and all other writings, electronic data, graphics and tangible information and materials of a secret, confidential or proprietary information nature relating to the Company or the Company’s business that are, at any time, in the possession or under the control of the Consultant or any of its Representatives.  The Consultant agrees that, in connection with any research, development or other services performed for the Company, the Consultant shall, and shall cause its Representatives to, maintain careful, adequate and contemporaneous written records of all Inventions, which records shall be the property of the Company.

10.                               Injunctive Relief.  Each party acknowledges that compliance by the Receiving Party and its Representatives with the agreements in Sections 8 and 9 hereof is necessary to protect the good will and other proprietary interests of the Disclosing Party and that the Receiving Party has been and will be entrusted with highly confidential information regarding the Disclosing Party and its technology and is conversant with the Disclosing Party’s affairs, its trade secrets and other proprietary information.  The Receiving Party acknowledges that a breach of the Receiving Party’s agreements in Sections 8 and 9 hereof may result in irreparable and continuing damage to the Disclosing Party for which there may be no adequate remedy at law; and the Receiving Party agrees that, in the event of any breach of the aforesaid agreements, the Receiving Party and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.

11.                               Certain Representations, Warranties and Agreements of the Consultant.  As an inducement to the Company to enter into this Agreement, the Consultant hereby represents and warrants to the Company that: (a) the Consultant is not a party to or otherwise subject to any agreements or restrictions that would prohibit the Consultant from entering into this Agreement and carrying out the transactions contemplated by this Agreement in accordance with the terms hereof, and this Agreement and the transactions contemplated hereby will not infringe or conflict with, and are not inconsistent with, the rights of any other person or entity; (b) neither the Consultant nor any of its Representatives has ever been and is not currently: (i) an individual who has been debarred by the U.S. Food and Drug Administration (the “FDA”) pursuant to 21 U.S.C.  335a (a) or (b) (a “Debarred Individual”) from providing services in any capacity to a person that has an approved or pending drug product application, or an employer, employee or partner of a Debarred Individual; or (ii) a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. 335a (a) or (b) (a “Debarred Entity”) from submitting or assisting in the submission of any abbreviated drug application, or an employee, partner, shareholder, member, subsidiary or affiliate of a Debarred Entity; and (c) the Consultant has no knowledge of any circumstances that may affect the accuracy of the foregoing representations and warranties, including, but not limited to, FDA investigation of, or debarment proceedings against the Consultant or any person or entity performing services or rendering assistance relating to activities taken pursuant to this Agreement, and the Consultant will immediately notify the Company if the Consultant becomes aware of any such circumstances during the term of this Agreement.  The Consultant agrees to immediately notify the Company if the Consultant becomes aware of any change in the representations and warranties set forth herein during the term of this Agreement.

12.                               Survival of Representations, Warranties and Covenants.  The provisions of this Agreement that by their terms are intended to endure beyond the term of this Agreement shall survive the termination of this Agreement.

13.                               Supersedes Other Agreements.  This Agreement supersedes and is in lieu of any and all other consulting, employment and compensation arrangements between the Consultant and the Company, but shall not supersede any existing confidentiality, nondisclosure or invention assignment agreements between the Consultant and/or any of its Representatives and the Company.

14.                               Independent Contractor.  The parties intend that the Consultant shall render Services hereunder as an independent contractor, and nothing herein shall be construed to be inconsistent with this relationship or status.  Neither the Consultant nor any of its Representatives shall be entitled to any benefits paid by the Company to its employees.  The Consultant shall be solely responsible for any tax consequences applicable to the Consultant by reason of this Agreement and the relationship established hereunder, and the Company shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to the Consultant’s performance of the Services.

15.                               Option to Hire.  If the Company wishes to hire a Representative of the Consultant, the Company shall pay a finder’s fee to the Consultant, the amount of which is set forth in greater detail in Exhibit A.

16.                               Subcontractors.  Upon prior written consent from the Company, which may be withheld in the Company’s sole discretion, the Consultant may subcontract any portion of the Services to another person or entity (collectively, the “Subcontractors”), but the Consultant shall nevertheless remain primarily liable and fully responsible for the performance of the obligations hereunder.  In the event the Consultant uses any Subcontractors, the Company shall not, directly or indirectly, attempt to circumvent the Consultant and work directly with any Subcontractors for any portion of the Services or any future services that may be required by the Company.  In the event any Subcontractor contacts the Company directly in attempts of soliciting work or otherwise, the Company shall promptly notify the Consultant.  This Section 16 shall survive and termination or expiration of this Agreement.

17.                               Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING LOSS OF BUSINESS OR LOSS OF PROFITS, RELATING TO THIS AGREEMENT.

18.                               Warranty.  The Consultant warrants that the Services will be performed in a good and workmanlike manner consistent with industry standards.  The Consultant will pass along to the Company any third-party warranties relating to any goods purchased and/or installed hereunder.  ALL OTHER WARRANTIES ARE EXCLUDED INCLUDING, WITHOUT LIMITATION, EXPRESS AND IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING, USAGE OF TRADE, OR COURSE OF PERFORMANCE.

19.                               Force Majeure.  Neither party shall be liable or deemed in default of this Agreement for failure, delay, or loss arising directly or indirectly out of Force Majeure events.  The term “Force Majeure” as used herein refers to war, sabotage, revolution, insurrection, terrorist activity, riot, confiscation, trade embargo, sustained breakdown of the telecommunication links, extreme acts of God such as major earthquakes or tsunamis, or any other similar cause that is completely beyond the reasonable control of the parties.

20.                               Amendments.  Any amendment to this Agreement shall be made in writing and signed by the parties hereto.

21.                               Enforceability.  If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

22.                               Construction; Venue.  This Agreement shall be construed and interpreted in accordance with the internal laws of the State of New Jersey.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW JERSEY FOR THE PURPOSES OF ANY PROCEEDINGS ARISING OUT OF THIS AGREEMENT.

23.                               Assignment.  The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.  This Agreement and the obligations created hereunder may not be assigned by the Consultant.  Any attempted assignment in violation of this Section 23 shall be null and void.

24.                               Notices.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed facsimile; addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

If to the Company:

Agile Therapeutics, Inc.

101 Poor Farm Road

Princeton, NJ 08540-1715

Attention:  Chief Executive Officer

Facsimile:  (609) 683-1880

If to the Consultant, at the address set forth on the signature page, with a copy to:

Nachmias Morris & Alt, P.C.

Attention:  Drew Morris

20 Ash Street, Suite 200

Conshohocken, PA 19428

Any party may from time to time change such party’s address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

25.                               Waivers.  No claim or right arising out of a breach or default under this Agreement shall be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or such party’s duly authorized agent.  A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of future compliance therewith, and such provisions shall remain in full force and effect.

26.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one Agreement.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories hereto.  An electronic copy of this Agreement shall have the same force and effect as an original copy.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

AGILE THERAPEUTICS, INC.
101 Poor Farm Road
Princeton, NJ 08540

By:	/s/ Al Altomari

Title:	CEO

SMARTPHARMA LLC
19 Old Town Square
Fort Collins, CO 80524

By:	/s/ Kathy L. MacFarlane

Title:	Managing Partner

Taxpayer Identification Number:

EXHIBIT A

Services and Consulting Fees

Services:

The Consultant will provide services to the Company in the areas of commercial and business development.  The Consultant will devote time in the performance of the services under this Agreement as follows:

Strategic Marketing and Business Development Services:

The Consultant will provide the services of Katie MacFarlane, PharmD or a professional of equivalent experience as agreed upon by the Company in its sole discretion.  The monthly retainer for these services will be billed at a discount to the Consultant’s usual hourly rate of $300 per hour as follows:

80 hours per month  @ $250 per hour  =  $20,000 per month

One-Time Retroactive Payment:  In addition to the monthly retainer set forth herein, within thirty (30) days following the Effective Date, the Company shall pay the Consultant a one-time payment in the amount of Twenty-Four Thousand Two Hundred Fifty Dollars ($24,250).  Such payment shall be in consideration for the amount of services actually provided by the Consultant which was in excess of the amount for which the Consultant was compensated, as follows:

Month	Contracted	Actual	Difference
Jan	80 hours	98.5 hours	18.5 hours
Feb	80 hours	91.5 hours	11.5 hours
Mar	80 hours	94.5 hours	14.5 hours
Apr	80 hours	132.5 hours	52.5 hours
97 hours Total @ $250/hr = $24,250

Option to Hire (OTH) Marketing Services:

The Consultant will provide a qualified marketing professional, subject to interview and approval by the Company management, to be located in the Company offices to perform day-to-day activities in the pre-launch, launch, and in-market commercialization for the Company products.  The level of services and cost for these services will be dependent upon the number of days per week and are flexible according to the needs of the Company.  The schedule is as follows:

Time Period	# days per week	Daily Rate	Monthly Retainer*	Finders Fee if Agile hires OTH Consultant
May-Aug 2012	2	$2,000	$17,500	$60,000
Sep-Dec 2012	3	$1,900	$24,500	$40,000
Jan-Feb 2013	4	$1,700	$29,500	$25,000
upon NDA approval (Mar 2013 forward)	5	$1,500	$32,500	$20,000

*Monthly retainer calculated based upon daily rate and number of days per week, times 52 weeks per year.  In the event a full month is not worked (e.g., upon initiation of this Agreement), any portion of a month will be prorated based on the number of work days left in the month divided by the total number of work days in the month, and that percentage will be applied to the monthly retainer

The Consultant shall bill the Company for the services performed and any reimbursable expenses no less than once in each calendar quarter and no more than once in any calendar month.  Cash payments shall be made by the Company within thirty (30) days of its receipt such invoices.

AMENDMENT

TO

CONSULTING AGREEMENT

AMENDMENT TO CONSULTING AGREEMENT effective as of February 22, 2013 between Agile Therapeutics, Inc. (the “Company”), a Delaware corporation, and SmartPharma LLC (the “Consultant”).

Recitals:

The parties entered into a Consulting Agreement dated as of May 24, 2012 (the “Consulting Agreement”), under which the Company retained the Consultant to provide certain consulting services to the Company.  The parties wish to amend the Consulting Agreement, as provided in this Amendment.  Capitalized terms used in this Amendment without definition shall have the meanings assigned to them in the Consulting Agreement.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Exhibit A of the Consulting Agreement is hereby amended and restated in its entirety effective as of the date of this Amendment to provide as set forth on Amended Exhibit A to this Amendment.

2.                                      The last sentence of Section 6 of the Consulting Agreement is hereby amended and restated to provide as follows:

Notwithstanding anything to the contrary set forth in this Agreement, the Company may also terminate this Agreement with immediate effect if Katie MacFarlane becomes unavailable to provide the Services for the number of hours per month as described in Exhibit A, unless the Company agrees in writing to accept the services of another strategic marketing professional in lieu thereof.

3.                                      The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Consulting Agreement shall hereafter continue in full force and effect in accordance with the terms thereof, except for

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

AGILE THERAPEUTICS, INC.		SMARTPHARMA LLC

By:	/s/ Al Altomari	By:	/s/ Kathy L. MacFarlane

Title:	President and CEO	Title:	Managing Partner

AMENDED EXHIBIT A

Services and Consulting Fees

Services:

The Consultant will provide services to the Company in the areas of commercial and business development.  The Consultant will devote time in the performance of the services under this Agreement as follows:

Strategic Marketing and Business Development Services:

The Consultant will provide the services of Katie MacFarlane, PharmD (KM) and Nicola Crawford (NC), or professionals of equivalent experience as agreed upon by the Company in its sole discretion.

Time Period	Hours/Month	Rate*	Monthly Retainer**
Feb-Mar 2013
KM	80	$250/hr	$20,000
NC	3 days/wk	$1900/day	$24,700
Total			$44,700
Apr-Jun 2013
KM	50	$300	$15,000
NC	2 days/wk	$2,000	$17,333
Total			$32,333
Jul-Sep 2013
KM	30	$300	$9000
NC	2 days/wk	$2,000	$17,333
Total			$26,333
Oct-Dec 2013 and beyond, at the discretion of the Company***
KM	16	$300	$4,800
NC	1 day/wk	$2,000	$8,700
Total			$13,500

*Rate for KM is hourly.  Rate for NC is daily, except in the “not to fall below” scenario described below.

**Monthly retainer for NC is calculated based on daily rate x number of days per week x 52 weeks per year / 12 months.

*** For periods after December 31, 2013, the Company may reduce the Hours/Month and Monthly Retainer in its discretion upon at least 30 days’ prior written notice to the Consultant.

At no time during 2013 will the monthly retainer fall below the following level:

KM	10 hrs/mo	$3,000
NC	15 hrs/mo	$3,750
	Total	$6,750

A-1

The Consultant shall bill the Company for the services performed and any reimbursable expenses no less than once in each calendar quarter and no more than once in any calendar month.  Cash payments shall be made by the Company within thirty (30) days of its receipt such invoices.

Option to Hire (OTH) Marketing Services:

The Consultant will provide the services of a qualified marketing professional, Nicola Crawford, subject to interview and approval by the Company management, to be located in the Company offices to perform day-to-day activities in the pre-launch, launch, and in-market commercialization for the Company products.  If the Company exercises the Option to Hire, a Finders Fee of $20,000 shall be paid to the Consultant.

A-2

SECOND AMENDMENT

TO

CONSULTING AGREEMENT

SECOND AMENDMENT TO CONSULTING AGREEMENT effective as of March 1, 2014 between Agile Therapeutics, Inc. (the “Company”), a Delaware corporation, and SmartPharma LLC (the “Consultant”).

Recitals:

The parties entered into a Consulting Agreement dated as of May 24, 2012, as amended effective as of February 22, 2013, (the “Consulting Agreement”), under which the Company retained the Consultant to provide certain consulting services to the Company.  The parties wish to amend the Consulting Agreement, as provided in this Amendment.  Capitalized terms used in this Amendment without definition shall have the meanings assigned to them in the Consulting Agreement.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Exhibit A of the Consulting Agreement is hereby amended and restated in its entirety effective as of the date of this Amendment to provide as set forth on Amended Exhibit A to this Amendment.

2.                                      The last sentence of Section 6 of the Consulting Agreement is hereby deleted.

3.                                      The parties acknowledge that Katie MacFarlane, formerly a Representative of the Consultant, is being retained by the Company as a full-time employee, that the Option to Hire provisions of the Consulting Agreement were never intended to cover Ms. MacFarlane, and that, accordingly, no Option to Hire fee is payable to the Consultant by reason of Ms. MacFarlane’s employment by the Company.

4.                                      The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Consulting Agreement shall hereafter continue in full force and effect in accordance with the terms thereof.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as of the date first written above.

AGILE THERAPEUTICS, INC.		SMARTPHARMA LLC

By:	/s/ Al Altomari	By:	/s/ Kathryn L. MacFarlane

Title:	CEO	Title:	Managing Partner

2

AMENDED EXHIBIT A

Services and Consulting Fees

Services:

The Consultant will provide services to the Company in the areas of commercial and business development.  The Consultant will devote time in the performance of the services under this Agreement as follows:

Strategic Marketing and Business Development Services:

The Consultant will provide the services of Nicola Crawford, or professionals of equivalent experience who are acceptable to the Company in its sole discretion.

Ms. Crawford will be located in the Company’s offices to perform day-to-day activities in the pre-launch, launch, and in-market commercialization for the Company products.

Ms. Crawford shall provide such services one day per week at the rate of $8,700 per month, prorated for any portion of a month during which Ms. Crawford provides services to the Company; provided that the Company may elect, upon written notice to the Consultant, to retain Ms. Crawford for up to three days per week at the following monthly rates:

Two days per week = $17,400 per month

Three days per week = $24,700 per month

The Consultant shall bill the Company for the services actually performed and any reimbursable expenses no less than once in each calendar quarter and no more than once in any calendar month.  Cash payments shall be made by the Company within thirty (30) days of its receipt such invoices.

Option to Hire (OTH) Marketing Services:

If the Company exercises the Option to Hire Nicola Crawford, a Finders Fee of $20,000 shall be paid to the Consultant.